Exhibit 10.6

Letter Agreement

January 31, 2023

Credit Suisse Securities (USA) LLC (“Credit Suisse”)

Ladies and Gentlemen:

1.	References are made to (a) that certain underwriting agreement (the “Underwriting Agreement”), dated March 10, 2021, by and between L Catterton Asia Acquisition Corp (“SPAC”) and Credit Suisse, in its capacity as the representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriter”), relating to an underwritten initial public offering of SPAC, and (b) that certain agreement and plan of merger (the “Merger Agreement”), dated January 31, 2023, by and among SPAC, Lotus Technology Inc. (the “Company”), Lotus Temp Limited and Lotus EV Limited. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.

2.	Pursuant to Section 2(c) of the Underwriting Agreement, SPAC agreed to pay to the Underwriter a deferred discount of US$0.35 per Unit (including both Underwritten Securities and Option Securities) purchased thereunder (the “Deferred Discount”). The aggregate amount of the Deferred Discount was to be US$10,027,806, and such Deferred Discount was to be paid directly to the Representative, on behalf of the Underwriter, by the Trustee from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when SPAC consummated its initial Business Combination.

3.	Notwithstanding anything to the contrary in the Underwriting Agreement, including, without limitation, Section 2(c) of the Underwriting Agreement, SPAC and Credit Suisse hereby agree that, in the event SPAC and the Company consummate the transactions contemplated by the Merger Agreement (the “Transactions”) (which constitute an initial Business Combination of SPAC), the aggregate amount of the Deferred Discount that the Underwriter is entitled to under the Underwriting Agreement shall be equal to the greater of (a) US$5,000,000 and (b) 3.5% of the cash amounts in the Trust Account immediately prior to the Closing (as defined in the Merger Agreement) after deducting the SPAC Shareholder Redemption Amount. If the Closing shall occur, pursuant to and in accordance with the Merger Agreement, at the Closing, SPAC or Surviving Entity 2 (as defined in the Merger Agreement), as applicable, shall pay, or cause the Trustee to pay from the Trust Account at the direction and on behalf of Surviving Entity 2, by wire transfer of immediately available funds, the Deferred Discount.

For purposes of this letter agreement, “SPAC Shareholder Redemption Amount” means the aggregate amount payable with respect to all ordinary shares of SPAC in respect of which the eligible (as determined in accordance with the Amended and Restated Memorandum and Articles of Association of SPAC, adopted pursuant to a special resolution passed on March 3, 2021, as may be amended from time to time (the “SPAC Charter”)) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its right to redeem all or a portion of the ordinary shares of SPAC held by such holder as set forth in the SPAC Charter in connection with the approval by shareholders of SPAC of (i) the Transactions, or (ii) any proposal to amend the SPAC Charter and the Trust Agreement, including to extend the deadline by which SPAC must consummate its initial Business Combination.

4.	Except as specifically set forth herein, the Underwriting Agreement will be and is unchanged and will remain in full force and effect.

5.	This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature page follows]

If the foregoing correctly sets forth the understanding between Credit Suisse and SPAC, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

L Catterton Asia acquisition corp

By:	/s/ Chinata Bhagat

Name: Chinta Bhagat
Title: Co-Chief Executive Officer

Accepted on the date first above written:

Credit Suisse Securities (USA) LLC

By:	/s/ Ryan Kelley

Name: Ryan Kelley
Title: Director

[Signature Page to Letter Agreement]